SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2003

NASH FINCH COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 832-0534

(Former name or former address, if changed since last report)

Item 4.        Changes in Registrant’s Certifying Accountant.

                (a)(1)(i)   Effective January 28, 2003, Deloitte & Touche LLP (“Deloitte”) resigned as the independent accountants of Nash Finch Company (the “Company”).

                (ii)           The Company appointed Deloitte as its independent accountants effective July 29, 2002.  Deloitte has not reviewed, audited or rendered any report on any financial statements of the Company as of any date or for any period during the time it served as the Company’s independent accountants.

                (iv)          During the period of Deloitte’s engagement, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

                (v)           As discussed below, during the period of Deloitte’s engagement, certain information came to Deloitte’s attention, that Deloitte determined if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued.  However, due to Deloitte’s resignation, Deloitte was not able to conclude what effect, if any, these matters have on the Company’s previously issued or to be issued financial statements.

                                On October 9, 2002, the Securities and Exchange Commission (the “Commission”) commenced an informal inquiry into the Company’s practices relating to “Count-Recount” charges assessed to the Company’s vendors. An investigation of the Company’s practices and procedures relating to the Count-Recount charges was commenced by special outside counsel in conjunction with the Audit Committee of the Board of Directors (the “Audit Committee”). These charges have been recognized as a reduction of cost of sales during the period billed. Deloitte advised the Company and the Audit Committee that, as of the date of Deloitte’s resignation, the Company had not provided Deloitte with sufficient evidence for it to conclude that the Company’s accounting practices for Count-Recount charges were appropriate.

                                The Company and the Audit Committee will authorize Deloitte to respond fully to the inquiries of any successor accountant concerning these matters.

                (a)(3)       The Company has provided Deloitte with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Deloitte furnish it with a letter addressed to the Commission stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree.  Deloitte’s response to the Company’s disclosures is included as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.        Other Events and Required FD Disclosure

                      On February 4, 2003, the Company was notified by the staff of the Division of Enforcement of the Commission that the Commission has approved a formal order of investigation of the Company.  The Company has not yet seen a copy of the order.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash Finch Company (Registrant)

Dated: February 4, 2003	By:	/s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President & Chief Financial Officer

Exhibit Index

Item	Description	Method of Filing

16.1	Letter dated February 4, 2003 from Deloitte and Touche LLP	Filed electronically herewith